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                                                                    Exhibit 23.1

                      Consent of Independent Accountants
                      ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-75577, 333-85379, 333-60279, 333-04517, 33-
64828, 33-58947, 333-57975, 33-15471 and 33-37781) of Bindley Western
Industries, Inc. of our report dated February 24, 1999, except as to the stock split as discussed in Note 12, which is as of June 25, 1999, and the pooling of interests as discussed in Note 1, which is as of August 31, 1999, relating to the financial statements which appear in this Form 8-K.


PricewaterhouseCoopers LLP
Indianapolis, Indiana
November 15, 1999